UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported) June 9, 2004

Bulldog Technologies Inc.

(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-50321
(Commission File Number)

980377543
(IRS Employer Identification No.)

128-11180 Coppersmith Place, Richmond, British Columbia, Canada
(Address of principal executive offices and Zip Code)

(604) 271-8656
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Item 7. Financial Statements and Exhibits.

Exhibits

(99) Miscellaneous

99.1 News Release issued by the Registrant on June 9, 2004

Item 9. Regulation FD Disclosure

On June 9, 2004 the Registrant issued a news release announcing that it will exhibit its new Yard BOSSTM remote monitoring sensor, the RB-210 and other BOSSTM products at two of the industries' leading trade show events. The new Yard BOSSTM represents the second generation of remote monitoring sensor, and will replace the RB-100 Yard BOSSTM by offering enhanced security features and increased functionality.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BULLDOG TECHNOLOGIES INC.

/s/ John Cockburn
By: John Cockburn
President, Chief Executive Officer, Secretary, and Director
Date: June 9, 2004